EXHIBIT 99.1

GROWTH IN CLIENT EMPLOYEE BASE AND CONTINUED

PROFITABILITY GAINS BOOST GEVITY’S SECOND QUARTER RESULTS

•	Net Growth Of Over 3,600 Client Employees Generated In The Second Quarter

•	Total Client Employee Base Exceeds 129,000 at June 30th

•	Compared To The Same Quarter Last Year, Results Include Increases In:

– Operating Income of Nearly 12%
– Net Income of Nearly 13%
– Earnings Per Share of Over 11%
– Annualized Operating Income Per Paid Client Employee of More Than 20%

•	Company Maintains Full Year 2005 Earnings Guidance

BRADENTON, FL, July 28, 2005 - Gevity (NASDAQ: GVHR), the leading provider of a comprehensive insourced employee management solution, announced today that diluted earnings per share rose 11.1% to $0.30 for the quarter ended June 30, 2005. In the same quarter last year, the company reported pro forma diluted earnings per share of $0.27.

For the six months ended June 30, 2005, diluted earnings per share rose 15.7% to $0.59. In the same period last year, the company reported pro forma diluted earnings per share of $0.51.

For the first half of 2005 compared to the same period in 2004, revenues grew 6.3% from $284.0 million to $301.7 million. Revenues for the second quarter of 2005 were $147.8 compared to $158.1 million in the same period of 2004. The revenue comparison in the second quarter was affected by the anticipated depleting nature of the client portfolios acquired by the company in the fourth quarter of 2003 and the first quarter of 2004. Gevity expects that this effect will be minimized in future quarterly financial results.

Growth and Profitability: The Right Combination

Erik Vonk, Gevity’s Chairman and Chief Executive Officer stated, “As anticipated, we achieved the inflection point in the second quarter where sales production outpaced the combined attrition in both the core as well as the acquired client portfolios, producing net growth.”

Mr. Vonk added, “At the same time, reflecting our continuing strategy for achieving profitable growth, annualized operating income per paid client employee grew to $423 in the second quarter of this year from $351 in the same period last year, an increase of more than 20%.”

Drivers of Client Employee Growth

Gevity’s sales force gained momentum throughout the country as a result of increased average tenure, centralized marketing support, ongoing training and rising productivity. Total new client employee production was approximately 7,200 during the second quarter and reflects an increase in production of 20% compared to the first quarter of 2005.

With a continued focus on quality client services delivered by certified human resource professionals, retention levels improved significantly. Client employee attrition in the second quarter of 2005 was approximately 5,200, or 3.8%, compared to 7.5% in the first quarter of 2005.

Additional Financial Highlights

Gross profit was $45.3 million in the second quarter of 2005 compared to $45.7 million for the same period in 2004. Operating expenses, excluding depreciation and amortization, declined 3.8% to $29.0 million for the second quarter of 2005 compared to $30.1 million in the second quarter of 2004. Operating income increased 11.7% to $12.7 million for the second quarter of 2005 from $11.3 million in the second quarter last year. As a result, net income increased 12.8% to $8.6 million in the second quarter of 2005 from $7.6 million in the second quarter of 2004.

For the first six months of 2004, gross profit increased 9.2% to $89.0 million from $81.5 million for the same period in 2004. Operating expenses, excluding depreciation and amortization, increased 4.2% to $56.8 million for the first six months of 2005 compared to $54.5 million in the same period of 2004. Operating income increased 20.2% to $24.7 million for the first six months of 2005 from $20.5 million in the same period last year. As a result, net income increased 19.9% to $16.8 million in the first six months of 2005 from $14.0 million in the same period of 2004.

Full Year 2005 Earnings Guidance Reiterated

Gevity reiterated its full year 2005 guidance of diluted earnings per share of at least $1.25. As previously reported, this expectation does not reflect any reduction of previously estimated cost of workers’ compensation claims.

Mr. Vonk concluded, “Together with gains in production and improved retention, Gevity has demonstrated continued profitable growth, but we are still at a relatively early stage of our potential development. Going forward, we have a unique product offering that provides solutions to a broad universe of businesses and an infrastructure that generates significant economies of scale. Further, the phased introduction of our new Generation of Services is opening another avenue of growth with its particular appeal to more medium-sized companies with a larger number of employees than our average client today.”

Earnings Conference Call

Gevity invites you to participate in a live conference call and webcast this morning at 10:30 a.m. Eastern Time to discuss the company’s strong second quarter earnings results and learn more about the company’s evolution.

To participate in the call, dial 1.866.617.6634 and ask for the Gevity conference call. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. To listen to the call via the Web, log onto http://phx.corporate-ir.net/playerlink.zhtml?c=101089&s=wm&e=1089737. Allow five to ten minutes before 10:30 a.m. Eastern Time to register (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from

http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8 KBPS connection to the Internet). If you are unable to listen to the live call, audio will be archived on the Gevity Web site. To access the replay, click on www.gevity.com and visit the Investor Relations section.

About Gevity

Gevity helps clients increase profits, grow sales and improve customer satisfaction through our comprehensive employee management solution. We serve as the insourced human resource department to small- and medium-sized businesses nationwide. Our unique approach integrates three key drivers of business success: workforce alignment, administrative relief and business protection. We deliver our solution through our innovative people, processing and portal approach, combining the resources of our highly skilled human resource consultants and our scalable, Web-enabled technology platform.

(Tables Attached)

A copy of this press release can be found on the company’s Web site at www.gevity.com.

Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Gevity HR, Inc. ("Gevity" or the "Company") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," and "projection") are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company's Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in $000's, except per share data, unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004

Revenues	$ 147,849	$ 158,067	$ 301,729	$ 283,979
Cost of services	102,513	112,398	212,764	202,520

Gross profit	45,336	45,669	88,965	81,459
Operating expenses:
Salaries, wages and commissions	17,032	18,881	34,419	35,159
Other general and administrative	11,918	11,228	22,378	19,356
Depreciation and amortization	3,734	4,230	7,487	6,410
Total operating expenses	32,684	34,339	64,284	60,925

Operating income	12,652	11,330	24,681	20,534
Interest income, net	192	157	349	443
Other non-operating income (expense), net	6	(98)	22	(88)
Income before income taxes	12,850	11,389	25,052	20,889
Income tax provision	4,240	3,758	8,267	6,893
Net income	8,610	7,631	16,785	13,996

Non-recurring, non-cash charge attributable to the
acceleration of the unamortized discount associated
with the conversion into common stock of all shares
of the convertible, redeemable preferred stock	-	29,317	-	29,317
Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of
convertible, redeemable preferred stock	-	35	-	129
Preferred stock dividends	-	113	-	434
Net income (loss) attributable to common shareholders	$ 8,610	$ (21,834)	$ 16,785	$ (15,884)

Net income (loss) per common share - diluted	$ 0.30	$ (0.95)	$ 0.59	$ (0.75)

Weighted average common shares outstanding- diluted	28,584	22,961	28,578	21,140

Pro forma net income per common share - diluted	$ 0.30	$ 0.27	$ 0.59	$ 0.51

Pro forma weighted average common shares outstanding- diluted	28,584	27,755	28,578	27,264

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(in $000’s)

	June 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$53,018	$40,776
Marketable securities – restricted	10,246	10,201
Accounts receivable, net	126,029	99,790
Short-term workers' compensation receivable, net	53,312	33,405
Other current assets	10,381	5,982
Total current assets	252,986	190,154
Property and equipment, net	9,385	10,079
Long-term marketable securities – restricted	7,873	8,435
Long-term workers' compensation receivable, net	85,466	79,310
Intangible assets, net	35,314	40,133
Goodwill and other assets	12,158	11,476
Total assets	$403,182	$339,587

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accrued payroll and payroll taxes	$135,770	$111,687
Accrued insurance premiums, health and
worker's compensation insurance reserves	20,671	23,191
Customer deposits and prepayments	34,719	11,897
Accounts payable and other accrued liabilities	24,639	20,053
Total current liabilities	215,799	166,828

Other long-term liabilities	6,618	7,585
Total liabilities	222,417	174,413

Total shareholders' equity	180,765	165,174

Total liabilities and shareholders' equity	$403,182	$339,587

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(in $000’s)

	For the Six Months Ended June 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 16,785	$ 13,996
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	7,487	6,410
Deferred tax provision, net	2,081	2,380
Provision for bad debts	303	197
Other	173	120
Changes in operating working capital	(10,011)	(5,591)
Net cash provided by operating activities	16,818	17,512

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities and
certificates of deposit	(83)	(33,583)
Maturities of marketable securities and
certificates of deposit	-	34,921
Assets acquired in business acquisitions	-	(40,104)
Capital expenditures	(1,976)	(2,799)
Net cash used in investing activities	(2,059)	(41,565)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of cash dividends to shareholders	(3,575)	(2,769)
Proceeds of credit line borrowing	-	27,000
Payments on credit line borrowing	-	(27,000)
Proceeds from secondary stock offering	-	34,958
Debt issuance costs	-	(192)
Proceeds from issuance of common shares, net	1,058	1,914
Net cash (used in) provided by financing activities	(2,517)	33,911

Net increase in cash and cash equivalents	12,242	9,858
Cash and cash equivalents - beginning of period	40,776	44,682
Cash and cash equivalents - end of period	$ 53,018	$ 54,540

Gevity HR, Inc.

Non-GAAP Financial Information

(in $000)

The following table reconciles Gevity HR, Inc. (the “Company”) results calculated using Generally Accepted Accounting Principles ("GAAP") and results reported excluding certain charges (“non-GAAP financial information”) for the periods presented. The pro forma non-GAAP financial information is included to provide investors a more complete and transparent understanding of the Company’s underlying operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP. The Company believes that the pro forma non-GAAP financial information set forth below provides useful information to show the effect on diluted earnings per share when the non-recurring, non-cash charge to retained earnings to accelerate the amortization of the discount associated with the Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”), the accretion of redemption value of the Preferred Stock prior to conversion and the related Preferred Stock dividends, are excluded, in light of the full conversion of the Preferred Stock into common stock on May 19, 2004. There were no pro forma adjustments related to the three and six months ended June 30, 2005.

Reconciliation of pro forma non-GAAP financial information:

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004

Net loss attributable to common shareholders for purposes of
computing diluted earnings per share (GAAP)	$(21,834)	$(15,884)
Pro forma adjustments:
Non-recurring, non-cash charge attributable to the
acceleration of the unamortized discount associated with
the conversion into common stock of all shares of the
convertible, redeemable preferred stock	29,317	29,317
Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of convertible,
redeemable preferred stock	35	129
Preferred stock dividends	113	434

Pro forma net income for diluted earnings per share calculation
(non-GAAP)	$7,631	$13,996

Diluted loss per share (GAAP)	$(0.95)	$(0.75)

Pro forma diluted earnings per share (non-GAAP)	$0.27	$0.51

Diluted weighted average shares outstanding (GAAP)	22,961	21,140
Pro forma effect of dilutive securities:
Options	1,885	1,912
Convertible, redeemable preferred stock	2,909	4,212

Pro forma diluted weighted average
shares outstanding (non-GAAP)	27,755	27,264

GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	2nd Quarter		2nd Quarter		Percentage
	2005		2004		Change

Client employees at period end	129,061		137,742		-6.3%
Clients at period end (1)	8,282		8,907		-7.0%
Average number of client employees/
clients at period end	15.58		15.46		0.8%
Average number of client
employees paid by month (2)	119,555		129,145		-7.4%
Number of workers' compensation claims	1,595		1,675		-4.8%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.53	x	1.58	x	-3.2%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$ 3.32		$ 3.57		-7.0%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$ 2.76		$ 2.96		-6.8%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$ 1.96		$ 2.15		-8.8%
Client employee health benefits
plan participation	38%		37%		2.7%
Annualized average wage per average
client employees paid by month (4)	$ 37,171		$ 34,969		6.3%
Annualized professional service fees
per average number of client employees
paid by month (4), (5)	$ 1,148		$ 1,117		2.8%
Annualized total gross profit per average
number of client employees paid
by month (4)	$ 1,517		$ 1,414		7.3%
Annualized operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$ 969		$ 933		3.9%
Annualized operating income per average

number of client employees paid
by month (4)	$ 423	$ 351	20.5%

(1) Client accounts as measured by individual client Federal Employer Identification Number (FEIN).

(2) The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3) Workers' compensation wages exclude the wages of clients electing out of the Company's workers' compensation program.

(4) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5) The annualized professional service fees is based upon information from the following table (in thousands):

	2nd Quarter	2nd Quarter
	2005	2004
Revenues:
Professional service fees	$ 34,320	$ 36,065
Employee health and welfare benefits	80,213	84,934
Workers' compensation	28,739	31,386
State unemployment taxes and other	4,577	5,682
Total revenues	$ 147,849	$ 158,067

(6) Manual premium rate data is derived from tables of AIG in effect for 2005 and 2004, respectively.

GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	First Six Months		First Six Months		Percentage
	2005		2004		Change

Client employees at period end	129,061		137,742		-6.3%
Clients at period end (1)	8,282		8,907		-7.0%
Average number of client employees/
clients at period end	15.58		15.46		0.8%
Average number of client
employees paid by month (2)	118,587		114,946		3.2%
Number of workers' compensation claims	2,975		3,040		-2.1%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.46	x	1.66	x	-12.0%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$ 3.29		$ 3.68		-10.6%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$ 2.76		$ 3.10		-11.0%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$ 1.97		$ 2.23		-11.7%
Client employee health benefits
plan participation	38%		37%		2.7%
Annualized average wage per average
client employees paid by month (4)	$ 37,117		$ 33,888		9.5%
Annualized professional service fees
per average number of client employees
paid by month (4), (5)	$ 1,156		$ 1,121		3.1%
Annualized total gross profit per average
number of client employees paid
by month (4)	$ 1,500		$ 1,417		5.9%
Annualized operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$ 958		$ 949		0.9%
Annualized operating income per average

number of client employees paid
by month (4)	$ 416	$ 357	16.5%

(1) Client accounts as measured by individual client Federal Employer Identification Number (FEIN).

(2) The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3) Workers' compensation wages exclude the wages of clients electing out of the Company's workers'
compensation program.

(4) Annualized statistical information is based upon actual year-to-date amounts which have been annualized (divided by 6 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5) The annualized professional service fees is based upon information from the following table (in thousands):

	First Six Months	First Six Months
	2005	2004
Revenues:
Professional service fees	$ 68,571	$ 64,452
Employee health and welfare benefits	160,711	150,303
Worker's compensation	56,322	56,739
State unemployment taxes and other	16,125	12,485
Total revenues	$ 301,729	$ 283,979

(6) Manual premium rate data is derived from tables of AIG in effect for 2005 and 2004, respectively.